Exhibit 3.14

ARTICLES OF INCORPORATION OF

COACH SPECIALTIES, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, John C. Crean, Le Roy Allen Clayton and Frank Whitworth have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California.

AND WE DO HEREBY CERTIFY

First:       That the name of this corporation is: COACH SPECIALTIES, INC.

Second:  That the purposes for which this corporation is formed are the following:

(1)       The primary business in which the corporation is intended to initially engage is to buy, manufacture, sell and otherwise dispose of, Venetian blinds for trailers, trailer specialties, furniture, fixtures, appliances, mats, rugs, carpets and machinery, and any and all kinds thereof, and to sell and manufacture any and all goods or materials used therein, or any of them; to manufacture, buy, sell, and generally deal in household goods and furnishings of all kinds and descriptions;

(2)       To establish and conduct chain stores, shops and offices for the transaction of any and every kind of merchandise business permitted by law to be transacted;

(3)       To own, operate and conduct a department store or stores for the purchase, distribution and sale at retail and wholesale of furniture, appliances, dry goods, clothing and all other articles of merchandise commonly sold in department stores;

(4)       To purchase, sell and deal in real and personal property, including mortgages, trust deeds, leases, certificates of beneficial interest, royalty interests, and any and all other interests in real property, rights in connection therewith or securities based thereon;

(5)       To own, lease, rent or otherwise acquire by sale or otherwise, in whole or in part, real property, the improvements thereon, and personal property, or any of the foregoing, for the purposes for which this corporation is organized, and for any or all purposes permitted to a natural person;

(6)       To own, operate, maintain, manage, equip, improve, repair, alter, use, enjoy, invent, design, develop, assemble, build, construct, fabricate, manufacture, import, lease as lessee and otherwise acquire, to mortgage, deed in trust, pledge and otherwise encumber, and to sell, import, lease as lessor and otherwise dispose of and trade and deal in and with goods, wares, merchandise and personal property, whether tangible or intangible, of every sort, nature and description, finished or unfinished, and whether patented or otherwise;

(7)       To enter into, make, amend, alter, perform, carry out, cancel or rescind contracts of every kind with any person, entity, firm, syndicate, partnership, association or corporation, public or private, or with any governmental, municipal or public authority, domestic or foreign, and to do and perform any and all acts connected therewith, or arising therefrom or incidental thereto;

(8)       To borrow money and to issue bonds, notes, debentures or obligations, secured or unsecured, of the corporation, from time to time, for moneys borrowed or in payment for property purchased or otherwise, in connection with any operation of this corporation; to secure any of the same by mortgage or mortgages, or by deed or deeds of trust, or pledge of any or all property, real or personal, of this corporation, wheresoever situated, acquired or to be acquired; and to sell or otherwise dispose of any or all such bonds, notes, debentures and obligations in such manner and upon such terms as may be deemed judicious by the board of directors;

(9)       To lend money and negotiate loans and generally to carry on, conduct, promote, operate and undertake any business, undertaking, transaction, or operation commonly carried on, conducted, promoted, operated or undertaken by capitalists, financiers, underwriters, contractors, and builders; agents, dealers, subdividers and promoters, securities brokers and agents and property managers;

(10)     To organize or cause to be organized under the laws of any state, district, territory, province, colony or government, corporations or associations for the purpose of accomplishing any or all of the purposes or objects for which this corporation is organized, and to dissolve, wind up and liquidate, merge or consolidate, any such corporation or associations, or to cause the same to be dissolved, wound up, liquidated, merged or consolidated;

(11)     To acquire and pay for in cash, shares or bonds of this corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities, of any person, firm, association or corporation; to hold or in any manner to dispose of or hypothecate the whole or any part of the property so acquired; to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management or disposition of such business;

(12)     To participate in syndicates of all kinds, and to make and carry out contracts of underwriting of the securities of any corporation, association, partnership, firm, trustee, syndicate, individual, government division or subdivision, domestic or foreign, or of any combination, organization or entity, domestic or foreign, and to act as manager of any underwriting or purchasing or selling syndicate;

(13)     To acquire by purchase, subscription or otherwise, and to receive, hold, own, sell, exchange, pledge, mortgage or otherwise dispose of or deal in all kinds of shares, stocks, bonds, mortgages, debentures, trust receipts, certificates of beneficial interest, notes and other securities, obligations, contracts, choses in action, and evidences of indebtedness generally of any corporations, associations, firms, trust, persons, governments, states, colonies, municipalities and other organizations; to receive, collect and dispose of interest, dividends and income upon, of and from any of the foregoing and any other property held or owned by the corporation; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such shares or other securities or obligations, including the right to execute consents and vote thereon for any and all purposes, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof and to guarantee the same or become surety in respect thereto and to aid by loan, subsidy, guaranty or otherwise, those issuing, creating or responsible for the same and to exercise any and all said powers, either on its own account or with or as agents or representative for other persons, firms, corporations, or other organizations, and in connection with or in furtherance of any of the business of the corporation; to guarantee or become surety on the obligations, securities or contracts of any other person, firm or corporation;

(14)     To purchase, reacquire, hold, sell, transfer, pledge, hypothecate and reissue the shares and other securities of the corporation as far as it may lawfully do so;

(15)     To sell, lease, assign, transfer or convey the business, franchises, goodwill and property of the corporation as a whole or in part thereof and to receive in exchange therefor shares, bonds, notes, debentures or other evidence of ownership or indebtedness issued by any corporation, association, firm or individual, and upon dissolution or otherwise to distribute such securities and any other which it may then own, among its shareholders as their interests may appear without the necessity of the liquidation thereof;

(16)     To take, purchase, contract for, lease or otherwise acquire, own, use, hold, manage, work, improve, equip, cultivate, develop, farm, subdivide; to invent, trade and deal in and with, sell, convey, exchange, loan, mortgage, deed in trust, execute deeds of trust with respect to or otherwise encumber or dispose of real estate, real property, improvements thereon and any interest, estate, or right thereon, and to erect, construct, equip, rebuild, alter, improve, and maintain buildings, structures, and improvements of every kind, character and description thereon;

(17)     To convey all or any of its real or personal property to a subsidiary corporation, 95% or more of the stock of which is owned by this corporation;

(18)     To have the right to buy, sell, hypothecate, act as agent for, invest and deal in the stock of any subsidiary corporation to any extent permitted by law;

(19)     To carry on any other lawful business whatsoever which the corporation may deem proper or convenient or capable of being carried on in connection with the foregoing or otherwise, or which may be calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its property; and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations by the laws of the State of California including the right to enter into partnerships, and to do any and all of the things hereinbefore set forth as principal and as agent to the same extent as natural persons might or could do and in any part of the world;

The foregoing items shall each be construed as purposes, objects and powers and the matters represented in each clause shall, except as otherwise expressly provided, be in nowise limited by reference to, or inference from the terms of any other clause but shall be regarded as independent purposes, objects, and powers shall not be construed to limit or restrict in any manner the meaning of the general powers of the corporation, nor shall the expression of one thing be deemed to exclude another although it be of like nature, not expressed.

Third:  That the principal office for the transaction of the business of this corporation is to be located in the County of Los Angeles, State of California.

Fourth:  That the total number of shares which this corporation shall have authority to issue is Ten Thousand (10,000) shares; that the par value of each share is One ($1.00) Dollar; that the aggregate par value of all shares is Ten Thousand ($10,000.00) Dollars.

Fifth:  That the shares of this corporation shall be classified as common with full voting rights, one vote to each share.

Sixth:  That there shall be three directors; that the names and addresses of the persons who are appointed to act as the first directors, are as follows:

John C. Crean	122 West Cypress Compton, California

Le Roy Allen Clayton	12615 Orizaba Downey, California

Frank Whitworth	8465 San Carlos South Gate, California

Seventh:  That the shareholders of this corporation shall have preemptive rights to subscribe to any issue of shares or securities by this corporation.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 30th day of April, A.D., 1950.

(Signed)

(Signed)

(Signed)

STATE OF CALIFORNIA	)
	)	SS
COUNTY OF LOS ANGELES	)

On this 30th day of April, A.D., 1950, before me, the undersigned, a Notary Public in and for the County of Los Angeles, State of California, personally appeared John C. Crean, Le Roy Allen Clayton and Frank Whitworth, known to me to be the persons named as directors in the within instrument, and whose names are subscribed thereon, and severally acknowledged to me that they executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the City of [ILLEGIBLE] County of Los Angeles, State of California, the day and year in this certificate first above written.

(Signed)
Notary Public.

My commission expires My Commission Expires Sept. 9, 1950

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION

We, the undersigned, JOHN C. CREAN, the President, and H. C. KEYES, the Secretary, of COACH SPECIALTIES, INC., a corporation organized under the laws of the State of California, do hereby certify:

1.       That on the 6th day of October, 1953, at the offices of the above named corporation, in the City of Anaheim, County of Orange, State of California, a meeting of the Board of Directors of the aforesaid corporation was held.

2.       That at said meeting a resolution providing for the amendment of the Articles of Incorporation of said corporation was adopted by the unanimous vote of the directors of said corporation; that the following is a copy of said resolution so adopted, to wit:

“BE IT RESOLVED that the Articles of Incorporation of this corporation be amended to change the name of this corporation as follows:  That the paragraph which sets forth the name of this corporation, to wit, the paragraph designated ‘FIRST’, be amended to read as follows:  ‘FIRST: That the name of the corporation shall be:  ‘FLEETWOOD TRAILER CO., INC.’”

3.       That a meeting of the shareholders of the said corporation was held at the offices of said corporation in the City of Anaheim, County of Orange, State of California, on the 6th day of October, 1953, at which meeting said resolution of the Board of Directors of said corporation was approved by the unanimous vote of the holders of all of the issued and outstanding shares of said corporation.  There were present at said meeting the holders of 2,500 shares, being all of the issued outstanding capital stock, and the holders of said 2,500 shares voted for and consented to the approval of said resolution.

4.       That the following is a copy of the resolution of the shareholders approving said resolution of the Board of Directors adopted at said meeting:

“RESOLVED, that:

“WHEREAS, there are 2,500 shares of outstanding no par value stock; and

“WHEREAS, the holders of said stock were all present at this meeting; and

“WHEREAS, all of said stock, to wit 2,500 shares, participated in said meeting,

“NOW, THEREFORE, the following resolution was duly passed:

“RESOLVED, that the resolution of the Board of Directors of this corporation heretofore adopted to amend the articles of incorporation of this corporation, which resolution reads as follows:

“‘BE IT RESOLVED, that the articles of incorporation of this corporation be amended to change the name of this corporation as follows:  That the paragraph which sets forth the name of this corporation, to wit, the paragraph designated “FIRST:  That the name of the corporation shall be:  FLEETWOOD TRAILER CO., INC.”’ be, and the same is hereby approved.”

IN WITNESS WHEREOF, we have signed this Certificate and caused the seal of the corporation to be affixed thereto this 6th day of October, 1953.

President

Secretary

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STATE OF CALIFORNIA,	)
	)	SS.
COUNTY OF ORANGE.	)

JOHN C. CREAN, being sworn, says:  That he is the President of COACH SPECIALTIES, INC., a corporation, and is authorized to make this verification for and on behalf of said corporation; that he has read the foregoing CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION and knows the contents thereof; that the same is true of his own knowledge, except as to those matters which are therein stated on this information or belief, and as to those matters he believes it to be true.

Subscribed and sworn to before me on October 6, 1953.

Notary Public in and for said
County and State

STATE OF CALIFORNIA,	)
	)	SS.
COUNTY OF ORANGE.	)

H. C. KEYES, being sworn, says:  That he is the Secretary of COACH SPECIALTIES, INC., a corporation, and is authorized to make this verification for and on behalf of said corporation; that he has read the foregoing CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION and knows the contents thereof; that the same is true of his own knowledge, except as to those matters which are therein stated on his information or belief, and as to those matters he believes it to be true.

Subscribed and sworn to before me on October 6, 1953.

Notary Public in and for said
County and State

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CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

FLEETWOOD TRAILER CO., INC.

The undersigned, DALE T. SKINNER and JERRY F. KELLEY, do hereby certify that they are, respectively, and have been at all times herein mentioned, the duly elected and acting Executive Vice President and Assistant Secretary of Fleetwood Trailer Co., Inc., a California corporation, and further that:

1.     At a meeting of the Board of Directors of said corporation duly held at its principal office, for the transaction of business in Riverside, California, at 10:30 o’clock A.M. on the 10th day of September, 1968, at which meeting there was at all times present and acting a majority of the members of said Board and a quorum thereof, the following Resolutions were duly adopted:

NOW, THEREFORE, BE IT RESOLVED, that Article First of the Articles of Incorporation of this corporation be amended to read in full as follows:

“First:  The name of this corporation is:  Fleetwood Homes, Inc.”

RESOLVED FURTHER, that the Board of Directors of this corporation hereby adopts and approves said amendment of the Articles of Incorporation.

2.     The number of shares of this corporation issued and outstanding on the date hereof and entitled to vote upon amendments to Articles of this corporation is 5,000.

3.     The holder of 5,000 shares of the corporation’s common stock has consented to said amendment of this corporation’s Articles of Incorporation in the same form as set forth hereinabove and attached hereto as Exhibit “A”.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 7th day of November, 1968.

Dale T. Skinner,
Executive Vice President

Jerry F. Kelley,
Assistant Secretary

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CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

FLEETWOOD HOMES, INC.

The undersigned, DALE T. SKINNER and HUGH J. SCALLON do hereby certify that they are, respectively, and have been at all times herein mentioned, the duly elected and acting President and Secretary of Fleetwood Homes, Inc., a California corporation, and further that:

1.     At a meeting of the Board of Directors of said corporation duly held at its principal office, for the transaction of business in Riverside, California, at 1:00 o’clock p.m on the 15th day of July, 1970, at which meeting there was at all times present and acting a majority of the members of said Board and a quorum thereof, the following Resolutions were duly adopted:

NOW, THEREFORE, BE IT RESOLVED, that Article Third of the Articles of Incorporation of this corporation be amended to read in full as follows:

“Third: The County in the state of California where the principal office for the transaction of business of this corporation is to be located is Riverside County.”

RESOLVED FURTHER, that the Board of Directors of this corporation hereby adopts and approves said amendment of the Articles of Incorporation.

2.     The number of shares of this corporation issued and outstanding on the date hereof and entitled to vote upon amendments to Articles of this corporation is 5,000.

3.     The holder of 5,000 shares of the corporation’s common stock has consented to said amendment of this corporation’s Articles of Incorporation in the same form as set hereinabove and attached hereto as Exhibit “A”.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 15th day of July, 1970.

DALE T. SKINNER
President

HUGH J. SCALLON
Secretary

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